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                                                                   EXHIBIT 10.15

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                                 TRIPLE-S, INC.

                                  US$50,000,000

                 6.30% Senior Unsecured Notes due September 2019

                                 ----------------

                             NOTE PURCHASE AGREEMENT

                                 ----------------

                            Dated September 30, 2004

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                                 TRIPLE-S, INC.

                 6.30% Senior Unsecured Notes due September 2019

                                                              September 30, 2004

THE PURCHASERS NAMED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

      Triple-S Management Corporation ("TSMC") and its wholly-owned subsidiary Triple-S, Inc. (the "COMPANY"), each a corporation organized under the laws of the Commonwealth of Puerto Rico (the "COMMONWEALTH"), agree with you as follows:

1.    AUTHORIZATION OF NOTES.

      The Company has authorized the issuance and sale of an aggregate principal amount of Fifty Million United States Dollars (US$50,000,000) of its 6.30% Senior Unsecured Notes due September 2019 (the "NOTES," such term to include each Note delivered pursuant to this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to Section 14 of this Agreement). The Notes shall be substantially in the form of Exhibit 1-A hereto and shall have the terms as herein and therein provided. The Notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by TSMC as guarantor (in such capacity, the "GUARANTOR") pursuant to a guarantee substantially in the form of Exhibit 1-B hereto (the "GUARANTEE"). Certain capitalized terms used in this Agreement are defined in Schedule B hereto; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement and all Schedules and Exhibits are deemed to be a part of this Agreement. References herein to this "AGREEMENT" mean this Agreement as from time to time amended or supplemented or as the terms hereof may be waived, in accordance with Section 17 hereof.

2.    SALE AND PURCHASE OF NOTES.

      Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to you and you agree to purchase from the Company, at the Closing provided for in Section 3, Notes in the aggregate principal amount specified opposite your name in Schedule A at the purchase price of one hundred percent (100%) of the principal amount thereof.

3.    CLOSING.

      The closing (the "CLOSING") of the sale and purchase of the Notes to be purchased by you shall occur at the offices of Fiddler Gonzalez & Rodriguez, P.S.C., 254 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918, at 10:00 a.m., local time, on September 30, 2004 or on such other Business Day thereafter as may be agreed upon by the Company and you. At the Closing, the

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Company will deliver to you the Notes to be purchased by you in denominations of at least Five Hundred Thousand United States Dollars (US$500,000) as you may request dated the date of the Closing (the "CLOSING DATE") and registered in your name (or in the name of your nominee), against delivery by you to the Company of immediately available funds in the amount of the purchase price therefor by wire transfer to the Account 35858201 of the Company maintained at Citibank New York, Account Name Triple-S, Inc, ABA 021000089.

4.    CONDITIONS TO CLOSING.

      Your obligation to purchase and pay for the Notes to be delivered to you at the Closing is subject to the fulfillment, prior to or at the Closing, of the following conditions:

      4.1.  REPRESENTATIONS AND WARRANTIES.

            The representations and warranties of the Company and the Guarantor contained in Section 5 of this Agreement shall have been true and correct as of the date of this Agreement and be true and correct at the time of the Closing as if made on and as of such time.

      4.2.  PERFORMANCE; NO DEFAULT.

            Each of the Company and the Guarantor shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and, after giving effect to the issuance and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.12), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor the Guarantor shall have entered into any transaction since June 30, 2004, that would have been prohibited by Sections 10 or 11 hereof had such Sections applied since such date.

      4.3.  COMPLIANCE CERTIFICATES.

            (a) Officer's Certificate. Each of the Company and the Guarantor shall have delivered to you an Officer's Certificate, dated as of the Closing Date, certifying on behalf of the Company or the Guarantor, as applicable, that the conditions specified in Sections 4.1, 4.2, 4.7 and 4.8 have been fulfilled.

            (b) Secretary's Certificates. Each of the Company and the Guarantor shall have delivered to you a certificate in form and substance reasonably satisfactory to you executed on behalf of the Company or the Guarantor, as applicable, by its Secretary or Assistant Secretary certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution, delivery and performance of this Agreement, the Notes and the Guarantee, as applicable. Such certificates shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded. The Secretary's certificate also shall confirm the incumbency and signature of the officers of the Company or the Guarantor, as applicable, executing this Agreement, the Notes and the

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                  Guarantee, as applicable, and any certificate or document to be delivered to you pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

      4.4.  OPINIONS OF COUNSEL.

            You shall have received opinions from (a) Fiddler Gonzalez & Rodriguez, P.S.C. and (b) Hector R. Ramos, Senior Vice President, Corporate Affairs, of TSMC, as counsel for the Company and TSMC, each dated as of the Closing Date, and substantially in the respective forms set forth as Exhibits 2-A and 2-B. You also shall have received an opinion from Pietrantoni Mendez & Alvarez LLP your special counsel, dated the Closing Date in form and substance satisfactory to you. This Section 4.4 shall constitute direction by the Company and TSMC to such counsel named in the foregoing clauses (a) and (b) to deliver the opinions specified to you at the Closing.

      4.5.  PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

            On the Closing Date, the consummation of the transactions contemplated hereby shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject as an investment company organized and operating in Puerto Rico, (ii) not violate any applicable law or regulation, including without limitation, laws or regulations relating to the healthcare and insurance industries, (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof, and (iv) all necessary consents, approvals and authorizations of any Governmental Authority or any Person to or of such consummation shall have been obtained and shall be in full force and effect.

      4.6.  PRIVATE PLACEMENT NUMBER.

            A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

      4.7.  CHANGES IN CORPORATE STRUCTURE.

            Neither the Company nor the Guarantor (or any other of the Subsidiaries of the Guarantor) shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation. Neither the Company nor the Guarantor (or any such Subsidiary) shall have succeeded to all or any substantial part of the liabilities of any other entity, following the date of the most recent financial statements referred to in Schedule 5.3. There shall not have occurred any change or event, and you shall not have become aware of any previously undisclosed information regarding the Guarantor or its Subsidiaries, which in each case in your reasonable judgment, could reasonably be expected to have a Material Adverse Effect.

      4.8.  NO MATERIAL LITIGATION.

            Except as disclosed to you pursuant to Section 5.6 hereof, no actions, suits or proceedings, investigations or orders shall be pending, entered or, to the knowledge of the Company or the Guarantor, threatened against or affecting the Company or the Guarantor,

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which, in your reasonable judgment, if determined adversely to the Guarantor or the Company, could reasonably be expected to have a Material Adverse Effect.

      4.9.  PROCEEDINGS AND DOCUMENTS; GOOD STANDING CERTIFICATES.

            All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions, including, but not limited to, the certificate of incorporation and by-laws of the Company and the Guarantor, shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request. You shall have received also, copies of certificates dated as of a recent date from the Secretary of State of Puerto Rico and the Commissioner of Insurance, as applicable, evidencing the good standing of the Guarantor, the Company and its Significant Subsidiaries in Puerto Rico.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTOR.

      The Company and the Guarantor jointly and severally represent and warrant to you as follows:

      5.1.  ORGANIZATION; POWER AND AUTHORITY.

            Each of the Company, the Guarantor, and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Notes. The Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Guarantee. Each of the Company and the Guarantor, and each of the other Subsidiaries of the Guarantor, has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

      5.2.  AUTHORIZATION, ETC.

            (a) This Agreement and the Notes will be duly authorized on the Closing Date by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof by the Company, each Note, when issued, will constitute, a legal, valid and binding obligation of the Company (assuming with respect to this Agreement and any Notes issued to you, the due authorization, execution and delivery of this Agreement to you), enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and (ii) the application of equitable principles and the availability of equitable remedies (collectively, the "ENFORCEABILITY EXCEPTIONS").

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            (b) This Agreement and the Guarantee will be duly authorized on the
Closing Date by all necessary corporate action on the part of the Guarantor, and this Agreement constitutes, and upon execution and delivery thereof by the Guarantor, the Guarantee will constitute, a legal, valid and binding obligation of the Guarantor (assuming with respect to this Agreement and any Notes issued to you, the due authorization, execution and delivery of this Agreement to you),enforceable against the Guarantor in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

      5.3.  FINANCIAL STATEMENTS.

            (a) The Company has delivered to you copies of the financial statements of the Company listed on Schedule 5.3(a) and of the Guarantor listed on Schedule 5.3(b) (such financial statements, including in each case the related schedules and notes, collectively the "FINANCIAL STATEMENTS").

            (b) The Financial Statements of the Company listed on Schedule 5.3(a) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the consolidated results of its operations and cash flows for the respective periods so specified in accordance with U.S. GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

            (c) The Financial Statements of the Guarantor listed on Schedule 5.3(b) fairly present in all material respects the consolidated financial position of the Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified in accordance with U.S. GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

      5.4.  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

            (a) The execution, delivery and performance by the Company of this Agreement and the Notes and by the Guarantor of this Agreement and the Guarantee, do not and will not (i) in all material respects, contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or the Guarantor, as applicable, under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or the Guarantor, as applicable, is bound or by which the Company or the Guarantor, as applicable, or their respective properties may be bound or affected, (ii) contravene, result in any breach of, or constitute a default under an agreement with any Governmental Authority, (iii) conflict with or result in a breach or violation of any of the terms, conditions or

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                  provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or the Company, or (iv) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or the Company.

      5.5.  GOVERNMENTAL AUTHORIZATIONS, ETC.

            No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the due execution, delivery or performance by the Company of this Agreement and the Notes or by the Guarantor of this Agreement and the Guarantee.

      5.6.  LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

            (a) Except as disclosed in Schedule 5.6, there are no actions, suits or proceedings pending or, to the knowledge of the Company or the Guarantor, threatened against or affecting the Company or the Guarantor or any property of the Company or the Guarantor in any court or before any arbitrator or administrative agency of any kind or before or by any Governmental Authority that, if determined adversely to the Guarantor or the Company, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and no order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or the Guarantor, has been issued against the Company or the Guarantor which has a Material Adverse Effect.

            (b) Neither the Company nor the Guarantor is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or in violation of any applicable law, ordinance, rule, order or regulation of any Governmental Authority, which default or violation, individually or in the aggregate, has had, or would reasonably be expected to have a Material Adverse Effect.

      5.7.  TAXES.

            Each of the Company and the Guarantor has filed or caused to be filed all tax returns that are required to have been filed, and has paid all taxes shown to be due and payable on such returns and all other taxes payable by it, to the extent such taxes have become due and payable, except for any taxes
(i) the amount of which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or the Guarantor, as applicable, has established adequate reserves in accordance with U.S. GAAP. The Company and the Guarantor know of no material assessments for which adequate reserves have not been established. Except as provided in Schedule 5.7, neither the Company nor the Guarantor have knowledge of any tax deficiency which, if determined adversely to the Company or the Guarantor, might have a Material Adverse Effect.

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      5.8.  TITLE TO PROPERTY; LEASES.

            Except as disclosed in Schedule 5.8, each of the Company and the Guarantor has good and marketable title to its Material properties owned by them and reflected in the Financial Statements, as to each such property free and clear of Liens, except for those defects in title and Liens that, individually or in the aggregate, do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Guarantor and the Company. All leases of the Company and the Guarantor for real property or buildings Material in the operation of their corresponding business activities are valid and subsisting and are in full force and effect in all material respects.

      5.9.  LICENSES, PERMITS, ETC.

            Except as disclosed in Schedule 5.9, the Company and the Guarantor own or posses adequate rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, material patents, patent applications and licenses which are necessary for the conduct of their respective businesses and have no reason to believe that the conduct or their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except for such claims that, individually or in the aggregate, would not have a Material Adverse Effect.

      5.10. COMPLIANCE WITH ERISA.

            (a) Each of the Company and the Guarantor and their respective ERISA Affiliates has operated and administered each Plan in all material respects in compliance with its terms and with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. None of the Company, the Guarantor or any of their respective ERISA Affiliates has incurred any liability pursuant to Title I or IV of ERISA or applicable penalty or excise tax provisions of the Code and the PRIRC relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company, the Guarantor or any of their respective ERISA Affiliates, or in the imposition of any Lien on any of the rights, properties or assets of the Company, the Guarantor or any of their respective ERISA Affiliates, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or to any comparable provisions of the PRIRC, other than in any of such cases, such liabilities or Liens as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

            (b) None of the Company, the Guarantor or any of their respective ERISA Affiliates has incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in

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                  respect of Multiemployer Plans that individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

            (c) The execution and delivery of this Agreement; the issuance and sale of the Notes hereunder and the execution and delivery of the Guarantee will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code or comparable provisions of the PRIRC. The representation by the Company and the Guarantor in the first sentence of this Section 5.10(c) is made in reliance upon and subject to (i) the accuracy of your representation in
                  Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you and
                  (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

      5.11. PRIVATE OFFERING BY THE COMPANY.

            None of the Company, the Guarantor or the Agent (the only Person authorized or employed by the Company as agent, broker, dealer or finder in connection with the offering or sale of the Notes) has offered any of the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you. As used in the preceding sentence, "SIMILAR SECURITY" means a security which would be integrated with the offering of the Notes under applicable securities laws. None of the Company, the Guarantor or the Agent has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

      5.12. USE OF PROCEEDS; MARGIN REGULATIONS.

            The Company will apply the proceeds from the sale of the Notes to repay certain outstanding short term indebtedness of the Company incurred in the Company's trade or business in Puerto Rico and for working capital and general corporate purposes of the Company's trade or business in Puerto Rico. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

      5.13. EXISTING INDEBTEDNESS FOR BORROWED MONEY.

            Except as described therein, Schedule 5.13 sets forth a complete and correct list of all outstanding Indebtedness for Borrowed Money in the principal amount of at least Five

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Million United States Dollars (US$5,000,000) of the Guarantor and the Company as
of June 30, 2004, since which date there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Indebtedness for Borrowed Money. Neither the Company nor the Guarantor is in default (and no waiver of any such default is currently in effect) in the payment of any principal or interest on, and no event of default exists with respect to, any such Indebtedness for Borrowed Money or any indebtedness (other than Indebtedness for Borrowed Money) by the Guarantor, the Company or any Significant Subsidiary in excess of One Million United States Dollars (US$1,000,000).

      5.14. FOREIGN ASSETS CONTROL REGULATIONS, ETC.

            None of the sale of the Notes by the Company hereunder, its use of the proceeds thereof or the execution and delivery of the Guarantee by the Guarantor will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

      5.15. STATUS UNDER CERTAIN STATUTES.

            Neither the Company nor the Guarantor is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

      5.16. DISCLOSURE.

            Neither this Agreement nor any agreement, document, certificate or statement furnished to you by the Company or the Guarantor in connection with the offer and sale of the Notes contains any untrue statement of material fact or, taken together with all other information furnished to you by the Company or the Guarantor, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All pro forma financial statements made available to you have been prepared in good faith based upon reasonable assumptions.

      5.17. CHANGES IN CONDITION.

            Since June 30, 2004, there has been no change in the capital stock or long-term debt of the Guarantor, nor any labor dispute or court or governmental action, order or decree, or, to the knowledge of the Company or of the Guarantor, no development or event, which has had, or could reasonably be expected to have, a Material Adverse Effect.

      5.18. SUBSIDIARIES.

            The Company has no Subsidiaries as of the date hereof. The Guarantor has no Subsidiaries other than those set forth in Schedule 5.18. All of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued, and are fully paid and non-assessable. All of the issued shares of capital stock of the Company and each other Subsidiary of the Guarantor have been duly and validly authorized and issued, and are fully paid and non-

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assessable, and (except for directors' qualifying shares or as set forth in
Schedule 5.18) are owned directly or indirectly by the Guarantor. The capital stock and securities owned by the Guarantor in each of its Subsidiaries are owned free and clear of any Lien or restriction on the transfer thereon other than restrictions imposed by such Subsidiaries' respective certificates of incorporations or bylaws to the transfer of their respective capital stock or securities, applicable securities or insurance laws and restrictions and Liens outstanding on the date hereof and listed in said Schedule 5.18.

      5.19. BUSINESS ACTIVITY.

            The Company is principally engaged in the business of providing health insurance, including, but not limited to, the sale of long term care insurance and other healthcare services.

      5.20. SOURCE OF INCOME.

            All interest to be paid under the Notes will, for purposes of the Code, constitute income from sources within the Commonwealth. In order to comply with said Commonwealth source of income requirement under the present provisions of the Code, (i) interest on the Notes shall not be treated as paid by a trade or business conducted by the Company outside Puerto Rico, such determination to be made under Section 884(f)(1)(A) of the Code and the regulations thereunder; and (ii) for the three year period ending with the close of the Company's taxable year immediately preceding the payment of interest on the Notes (or such portion of such period as may be applicable), the Company either: (a) derived more than 20% of its gross income from sources within the Commonwealth; or (b) derived more than 20% of its gross income from the conduct of a trade or business in the Commonwealth, both tests determined under the provisions of
Section 861(c)(1)(B) of the Code.

      5.21. EMPLOYEE MATTERS.

            No labor disturbance by the employees of the Company or the Guarantor exist or, to the knowledge of the Company or the Guarantor, is imminent, which may be expected to have a Material Adverse Effect.

      5.22. BOOKS AND RECORDS.

            The Company and the Guarantor (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their respective financial statements in conformity with U.S. GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for their respective assets is compared with existing assets at reasonable intervals.

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6.    REPRESENTATIONS OF THE PURCHASER.

      You hereby represent and warrant to the Company and the Guarantor as follows:

      6.1.  PURCHASE FOR INVESTMENT; ACCREDITED INVESTOR.

            (a) You are purchasing the Notes for your own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act, provided that you have the right to dispose of the Notes, or any part thereof, if you deem it advisable to do so, either pursuant to a registration of the Notes under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. You understand that neither the Notes nor the Guarantee has been registered under the Securities Act or the Puerto Rico Uniform Securities Act ("PRUSA") and you understand and agree that the Notes may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available thereunder.

            (b) You are an "ACCREDITED INVESTOR" as defined in Rule 501(a) under the Securities Act.

            (c) It is understood that, in making the representations set out in Sections 5.4, 5.5 and 5.10 hereof, each of the Company and the Guarantor is relying, to the extent applicable, upon your representations set forth in this Section 6.1.

            (d) (a) You have consulted with your own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent you have deemed necessary,
                  (b) you have had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Company and the Guarantor concerning their respective financial condition and results of operations and any other matter relevant to the purchase of the Notes, and any such questions have been answered to your satisfaction, (c) you have had the opportunity to review all publicly available records and filings concerning the Guarantor and its subsidiaries including the Company and you have carefully reviewed such records and filings as you considered relevant to making an investment decision, and (d) you have made your own investment decisions based upon your own judgment, due diligence and advice from such advisers as you have deemed necessary and not upon any view expressed by the Company or the Guarantor.

      6.2.  SOURCE OF FUNDS.

            At least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

            (a) all or part of the Source constitutes assets of a bank collective investment fund, as contemplated by PTE 91-38, maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such bank collective investment fund exceed ten percent (10%) of the total assets or are expected to exceed ten percent (10%) of the total assets of such fund as of the date of such purchase (for the purpose of this clause (a), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan); or

            (b) all or part of the Source constitutes assets of one or more employee benefit plans, each of which has been identified to the Company in writing; or

            (c) you are acquiring the Notes for the account of one or more pension funds, trust funds or agency accounts, each of which is a "GOVERNMENTAL PLAN" (as defined in section 3(32) of ERISA) and the investment does not give rise to any violation of any federal, state or local law which is substantially similar to Title I of ERISA, section 4975 of the Code or comparable provisions of the PRIRC; or

            (d) the Source is an "INVESTMENT FUND" managed by a "QUALIFIED PROFESSIONAL ASSET MANAGER" or "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984), provided that (i) no other party to the transaction described in this Agreement and no "AFFILIATE" of such party (as defined in Part V(c) of PTE 84-14) has at this time, and during the immediately preceding one year none has exercised, the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to this clause (f) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans, (ii) the conditions set forth in paragraphs (c), (d), (e), (f) and (g) of Part I of PTE 84-14 are satisfied; and (iii) you have disclosed to the Company the name of the QPAM and of all employee benefit plans whose assets are included in such investment fund;

            (e) the Source is a "PLAN" managed by an "IN-HOUSE ASSET MANAGER" or "INHAM" (as defined in Part IV of PTE 96-23, issued April 10, 1996), provided that the conditions set forth in paragraphs (a), (c), (d), (e), (f), (g) and (h) of Part I of PTE 96-23 are satisfied; or

            (f) none of such funds consists of assets of any "EMPLOYEE BENEFIT PLAN" as defined in ERISA or any "PLAN" as defined in section 4975 of the Code or comparable provisions of the PRIRC, other than an employee benefit plan or plan exempt from the coverage of ERISA and section 4975 of the Code.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in section 3 of ERISA. If you breach any representation made by you under this
Section 6.2, your purchase of the Notes shall be void ab initio.

      6.3.  ANTI-MONEY LAUNDERING

            (a) to the best of your knowledge, the funds that you are using to purchase the Notes were not directly or indirectly derived from activities that may contravene federal, state and international laws and regulations, including Anti-Money Laundering Laws; and

            (b)   to the best of your knowledge, neither:

                  (i)   you, nor

                  (ii) any person controlling, controlled by, or under common control with, you,

            (1) is a country, territory, individual or entity named on an Office of Foreign Assets Control ("OFAC") list, or is an individual or entity that resides or has a place of business in a country or territory named on such lists, (2) is a "senior foreign political figure," or any "immediate family member" or "close associate" (as such terms are defined in the Patriot Act) of a senior foreign political figure or (3) is a "foreign shell bank" (as defined in the Patriot Act) or transacts business with a foreign shell bank.

            You understand that the Company may not accept any payments for the Notes from you if you cannot make the representations set forth above.

      6.4.  TRANSFEREE.

            Any transferee of a Note shall, by its acceptance of such Note, be deemed to have made the same representations regarding the purchase of the Notes as the original holder thereof made pursuant to Sections 6.1, 6.2 and 6.3 above.

7.    INFORMATION AS TO THE COMPANY AND THE GUARANTOR.

      7.1.  FINANCIAL AND BUSINESS INFORMATION.

            The Company shall deliver to you and to any subsequent holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements--within sixty (60) days after the end of each quarterly fiscal period in each fiscal year of the
                  Company:

                  (i) an unaudited balance sheet of the Company as at the end of such quarter; and

                  (ii) statements of income and cash flows of the Company for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, and certified by a Senior Financial Officer of the Company as fairly presenting, in accordance with U.S. GAAP, the financial position of the Company and its results of operations and cash flows, subject to changes resulting from year-end adjustments;

            (b) Annual Statements of the Guarantor--within one hundred twenty (120) days after the end of each fiscal year of the
                  Guarantor:

                  (i) a consolidated balance sheet of the Guarantor, as at the end of such year; and

                  (ii) consolidated statements of income and cash flows of the Guarantor for such year,

            setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with U.S. GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing and reputation, which opinion shall state that such financial statements present fairly the financial position of the Guarantor and its results of operations and cash flows in conformity with U.S. GAAP and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards consistently applied;

            (c) SEC and Other Reports of the Guarantor -- for so long as the Guarantor is subject to reporting obligations under the Securities Exchange Act of 1934 (as amended from time to time) with respect to any of its securities, promptly, and in any event within ten (10) days upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Guarantor to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (with exhibits except as otherwise expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Guarantor with the Securities and Exchange Commission ("SEC"); provided, however, that no such delivery shall be required as to any of such reports which have been required to be filed and are available in electronic format from the SEC's EDGAR database. In the event that the Guarantor is at any time no longer subject to the reporting requirements of the Securities and Exchange Act of 1934, the Guarantor shall provide to you and each subsequent note holder that is an Institutional Investor, at your request, (i) a quarterly presentation which shall include a discussion by the Guarantor's management of the most recent financial and operational results of the Guarantor and its Significant Subsidiaries on a consolidated basis and a discussion of the Guarantor's most recent business plans and projections, and (ii) on a yearly basis, a written report reflecting a discussion by the Guarantor's management of the financial and operational results of the Guarantor and its Significant Subsidiaries on a consolidated basis as of the year ended. In addition, on a quarterly basis, the Guarantor's designated legal counsel, at your request, will provide you and your designated legal counsel, access to material and recent information so as to provide an update to the status of the actions, suits or proceedings specified in Schedule 5.6.

            (d) Notice of Default or Event of Default -- promptly, and in any event within ten (10) days, after a Responsible Officer becoming aware of the existence of any condition or event which constitutes a Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company or the Guarantor, as applicable, is taking or proposes to take with respect thereto;

            (e) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or the Guarantor, as applicable, from any federal, state or Commonwealth Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

            (f) Requested Information -- such other data and information directly relating to the ability of the Company to perform its obligations hereunder and under the Notes or of the Guarantor to perform its obligations hereunder or under the Guarantee as from time to time may be reasonably requested by any holder of Notes.

      7.2.  OFFICER'S CERTIFICATE.

            Each set of financial statements delivered to you or to any other holder of Notes pursuant to Section 7.1(a) as of 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of the Company or the Guarantor, as applicable, setting forth on behalf of the Company or the Guarantor, as applicable, a statement that the Company or the Guarantor, as applicable, has no knowledge of any Default or Event of Default, or if the Company or the Guarantor, as applicable, has such knowledge, specifying such Default or Event of Default, the nature thereof and the action taken or proposed to be taken by the Company or the Guarantor, as applicable, with respect thereto.

      7.3.  INSPECTION.

            Each of the Company and the Guarantor shall permit each holder of Notes that is an Institutional Investor, or a group of Affiliated Institutional Investors that are original purchasers and holders of Notes, and holds Notes with an aggregate principal amount of at least

Ten Million United States Dollars (US$10,000,000) or Five Million United States Dollars (US$5,000,000) in the case of such group, together with its representatives, at the expense of the Company or the Guarantor, as applicable, if done in connection with a Default or an Event of Default, to visit and inspect any of the offices or properties of the Company or the Guarantor, as applicable, to examine its books and records, and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants (and by this provision, each of the Company and the Guarantor authorizes said accountants to discuss the finances and affairs of the Company or the Guarantor, as applicable, but any such discussions shall be arranged by the Company or the Guarantor, as applicable, and the Company or the Guarantor, as applicable, shall have the opportunity to participate therein) all at such reasonable times and as may be reasonably requested in relation to the performance by the Company of its obligations under the Notes or by the Guarantor of its obligations under the Guarantee or by the Company or the Guarantor under this Agreement; provided, however, that neither the Company nor the Guarantor shall be required to disclose to any such holder of Notes (or to any of its representatives) information to the extent that the Company or the Guarantor, as applicable, is advised by internal or external legal counsel that it is prohibited from disclosing such information at such time to its creditors generally under applicable laws, rules, regulations or orders (or other binding restrictions imposed by Governmental Authorities or agreements entered into in good faith with third parties that are not Affiliates of the Company or the Guarantor, as applicable).

8.    PAYMENT OF INTEREST

            The Company shall pay interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance of the Notes at the rate of six and three tenths percent (6.30%) per annum from the date of the Notes, payable semiannually, on the fifteenth (15th) day of March and the fifteenth
(15th) day of September in each year, commencing on March 15, 2005, until the principal hereof shall have become due and payable, provided, however, that in the event that the rating of the Notes by Standard & Poor's falls below "BBB-", or the rating of the Notes by A.M. Best Company, Inc. falls below "bbb-" (each a "RATINGS EVENT"), then the interest on the unpaid balance thereof shall become payable at the rate of seven percent (7.00%) per annum from the date of such event and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. Within 90 days following the occurrence of a Ratings Event, the Company shall have the right to redeem the Notes without premium, at its option, in whole but not in part, at any time, in accordance with the provisions of Section 9 hereof.

9.    REDEMPTION OF THE NOTES PRIOR TO MATURITY.

      9.1.  OPTIONAL REDEMPTION.

            The Company may, at its option, upon notice as provided below, redeem and prepay prior to maturity, all or any part of the Notes on September 15 or March 15 of each year; provided, however, that, except as provided in the third paragraph of this Section 9.1, the

Company may not redeem all or any part of the Notes pursuant to this Section 9.1 prior to September 15, 2007. On and after September 15, 2007, the Notes shall be redeemable at a price equal to the percentage of the principal amount of the Notes to be redeemed specified for the periods listed below, together with accrued and unpaid interest, if any, to the date of redemption specified by the Company (the "REDEMPTION DATE").


      Redemption Periods                   Percentage of Principal Amount
-----------------------------------        ------------------------------
September 15, 2007 - March 14, 2008                   102.00%

March 15, 2008 - September 14, 2008                   101.50%

September 15, 2008 - March 14, 2009                   101.00%

March 15, 2009 - September 14, 2009                   100.50%

September 15, 2009 and thereafter                     100.00%

            The Company will give each holder of Notes written notice of any redemption under this Section 9.1 not less than sixty (60) days and not more than ninety (90) days prior to any Redemption Date. Each such notice shall specify the Redemption Date, the aggregate principal amount of the Notes to be redeemed on such Redemption Date, which shall not be in an amount less than Five Million United States Dollars (US$5,000,000) and increments of US$500,000, the principal amount of each Note held by such holder to be redeemed (determined in accordance with Section 9.2), and the interest to be paid on such Redemption Date with respect to such principal amount being redeemed.

            The Company shall also have the right to redeem the Notes, at its option, in whole but not in part, at any time, within 90 days following the occurrence of a Ratings Event or a, at any time, after the occurrence of a Taxable Event as provided in Section 10.6(b) hereof, subject to the notice provisions set forth in the preceding paragraph. In the case of redemption pursuant to a Ratings Event, the Company may redeem without payment of a premium. In the case of a redemption pursuant to a Taxable Event, the Company may redeem, at any time, subject to the payment of a premium pursuant to the first paragraph of this Section 9.1; provided however that if the Notes are redeemed before September 15, 2007, said redemption pursuant to a Taxable Event is subject to the payment of a premium equal to 102% of the principal amount of the Notes so redeemed.

      9.2.  ALLOCATION OF PARTIAL REDEMPTIONS.

            In the case of each partial redemption of the Notes, the principal amount of the Notes to be redeemed shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption.

      9.3.  MATURITY; SURRENDER, ETC.

            In the case of each redemption of Notes pursuant to this Section 9, the principal amount of each Note to be redeemed shall mature and become due and payable on the respective Redemption Date, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest thereon, interest on such principal amount shall cease to accrue. Any Note paid or redeemed in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      9.4.  PURCHASE OF NOTES.

            Neither the Company nor the Guarantor will, and neither the Company nor the Guarantor will permit any of their respective Affiliates to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or redemption of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any of its Affiliates (including the Guarantor) pursuant to any payment, redemption or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

10.   COMPANY AND GUARANTOR BUSINESS COVENANTS.

            The Company and the Guarantor jointly and severally covenant that so long as the Notes are outstanding:

      10.1. COMPLIANCE WITH LAWS; MAINTENANCE OF LICENSES, ETC.

            Each of the Company and the Guarantor will comply (and the Guarantor will further cause each of its other Subsidiaries to comply) with all laws, ordinances and governmental rules and regulations to which it is subject, including, without limitation, laws, ordinances and governmental rules and regulations relating to the healthcare and insurance industries, the Environmental Laws and Anti-Money Laundering Laws, and will obtain and maintain in effect (and the Guarantor will further cause each of its other Subsidiaries to obtain and maintain in effect) all licenses, certificates, permits, franchises, qualifications and other governmental authorizations (including, without limitation, those qualifications with respect to solvency and capitalization) necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises, qualifications and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      10.2. INSURANCE.

            Except where the failure to comply would not reasonably be expected to a Material Adverse Effect, each of the Company and the Guarantor will maintain, and the Guarantor shall cause each of its other Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its respective properties and businesses against such casualties, risks and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

      10.3. PAYMENT OF TAXES.

            Each of the Company and the Guarantor will file all tax returns required to be filed and will pay and discharge or cause to be paid or discharged all taxes shown to be due and payable on such returns and all other taxes, assessments and governmental charges payable by it, to the extent such taxes, assessments and charges have become due and payable, provided that neither the Company nor the Guarantor need not pay any such tax, assessment or charge if (i) the amount, applicability or validity thereof is contested by the Company or the Guarantor, as applicable, on a timely basis in good faith and in appropriate proceedings, and each of the Company and the Guarantor has established adequate reserves therefor in accordance with U.S. GAAP on the books of the Company or the Guarantor, as applicable, or (ii) the expected nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

      10.4. USE OF PROCEEDS.

            The Company will apply the proceeds from the sale of the Notes to repay certain outstanding short term indebtedness of the Company incurred in the Company's trade or business in Puerto Rico and for working capital and general corporate purposes of the Company's trade or business in Puerto Rico within a period no longer than twenty four (24) months from the date of the issuance of the Notes and will notify the Puerto Rico Treasury Department ("Treasury") of such use as required by Section 1013A of the PRIRC.

            In the event that a favorable ruling from Treasury is obtained, by purchasing the Notes, the holders of the Notes, other than the Purchasers, will be deemed to have made an election under Section 1013A of the PRIRC and the 10% preferential withholding tax will be made on the interest on the Notes unless the holder elects out of such withholding by providing a written statement to that effect to the Company, through certified mail, in the form set forth in
Exhibit 3.

      10.5. CORPORATE EXISTENCE, ETC.

            Subject to the provisions of Section 11.2 hereof, each of the Company and the Guarantor will (and the Guarantor shall cause each of its other Subsidiaries to) at all times preserve and keep in full force and effect and in good standing its corporate existence and all rights, privileges and franchises; provided, however, that the Company and the Guarantor shall not be required to preserve any such right or franchise if the Company and the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor or the applicable Subsidiary, including the Company, and that the loss thereof is not disadvantageous in any material respect to the holders.

      10.6. SOURCE OF INCOME FOR TAX PURPOSES.

            (a) The Company shall do or cause to be done all things necessary or proper within its control to ensure that, for purposes of the Code, interest paid on the Notes will constitute income from sources within the Commonwealth. If the Company violates the covenant set forth in this Section, the Company shall pay additional interest to each holder that submits a claim in writing to the Company to the effect that it has or will be required to pay United States income taxes in respect of interest paid or accrued on the Notes held by such holder. The amount of such additional interest will be equal, with respect to any period, to the sum of (i) any income taxes such holder was or will be required to pay with respect to interest paid or accrued on the Notes held by such holder during such period, and with respect to payments of additional interest under this Section, after giving effect to any credit relating to such interest that such holder is entitled to take, and (ii) any penalties and interest that have been or will be assessed against such holder with respect to the late payment of such taxes. The Company shall pay to any Institutional Investor that is a Commonwealth registered investment company, any penalties or fines imposed by a Governmental Authority as a result of the Company's failure to comply with this covenant.

            (b) In the event of a Taxable Event, the Company may, at its option, and upon notice, redeem prior to maturity, all of the Notes with premium, and accrued and unpaid interest, if any, to the date of redemption specified by the Company pursuant to the provisions of Section 9.1 hereof.

      10.7. MAINTENANCE OF PROPERTIES.

            Each of the Company and the Guarantor shall (and the Guarantor shall cause each of its other Significant Subsidiaries to) keep its material properties in good working order and condition and will comply at all times with the terms of all material leases and other material agreements to which it is a party so as to prevent any material loss or forfeiture thereof or thereunder unless compliance with such leases or agreements is being contested in good faith by appropriate proceedings and if the Company or the Guarantor, as applicable, shall have established adequate reserves therefor in accordance with U.S. GAAP on the books of the Company or the Guarantor (or such other Significant Subsidiary), as applicable.

      10.8. BUSINESS ACTIVITY.

            The Company will continue to be principally engaged in the business of providing health insurance including, but not limited to, the sale of life insurance in connection with the sale of health insurance, the sale of long term care insurance and other healthcare services.

11.   NEGATIVE COVENANTS.

            The Company and the Guarantor jointly and severally covenant that so long as any of the Notes is outstanding, shall not:

      11.1. TRANSACTIONS WITH AFFILIATES.

            Without the prior written consent of the Majority Holders, either the Company or the Guarantor enter into directly or indirectly any transaction or group of related transactions which, in the opinion of management of the Company or the Guarantor, as applicable, is Material to the Company or the Guarantor, as applicable (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any of their respective Affiliates, unless management to the Company or the Guarantor, as applicable, has determined in good faith that such transaction or group of related transactions is or are fair and reasonable and as favorable to the Company or the Guarantor, as applicable, as terms that would be obtainable at the time for a comparable transaction or group of related transactions in arm's-length dealings with an unrelated third Person. The restrictions of this Section shall not apply to transactions between the Guarantor and its wholly-owned Subsidiaries or between wholly-owned Subsidiaries.

      11.2. CONSOLIDATION, MERGER AND SALE OF ASSETS.

            Either the Company or the Guarantor consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entity to, any Person, unless:

            (a) the Company or the Guarantor, as applicable, is the surviving or continuing entity, or the entity formed by such consolidation or into which the Company or the Guarantor, as applicable, is merged or to which the Company or the Guarantor, as applicable, has conveyed, transferred or leased its properties and assets substantially as an entirety is an entity organized and validly existing under the laws of the United States of America, any province or state thereof or the District of Columbia or the Commonwealth of Puerto Rico, and such entity expressly assumes the Company's obligations under the Notes and this Agreement or the Guarantor's obligations under the Guarantee and this Agreement, as the case may be;

            (b) immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing; and

            (c) the Company or the Guarantor, as applicable, shall have delivered to each holder an Officer's Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental agreement, comply with this Agreement.

      11.3. LIMITATION UPON CREATION OF LIENS ON VOTING STOCK OF PRINCIPAL INSURANCE OR HMO SUBSIDIARY.

            Without the prior written consent of the Majority Holders, the Guarantor will not, and it will not permit any Subsidiary at any time directly or indirectly to, incur, issue, assume or guarantee any Indebtedness for Borrowed Money secured by a Lien in any shares of voting stock of any Principal Insurance or HMO Subsidiary without making effective provision whereby the Notes (and, if the Guarantor so elects, any other indebtedness of the Guarantor ranking on a parity with the Notes) shall be secured equally and ratably with such secured indebtedness; provided, however, that the foregoing covenant shall not be applicable to Liens for taxes or assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith or which are less than Five Million United States Dollars (US$5,000,000) in amount, Liens created or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or which involve claims of less than Five Million United States Dollars (US$5,000,000), or deposits to secure (or in lieu of) surety, stay, appeal or custom bonds.

            If the Guarantor shall hereafter be required to secure the Notes equally and ratably with any other indebtedness of the Guarantor pursuant to this Section, (i) the Guarantor and the Company shall promptly deliver to the holders an Officer's Certificate stating that the foregoing covenant has been complied with, and an opinion of counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Guarantor or any Subsidiary in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the holders shall enter into any agreement supplemental hereto and to take such action, if any, as the Majority Holders may deem advisable to enable the holders to enforce their rights as holders of Notes so secured.

      11.4. LIMITATION UPON DISPOSITION OF VOTING STOCK OF PRINCIPAL INSURANCE SUBSIDIARY.

            Subject to Section 11.2, the Guarantor will not sell, assign, transfer or otherwise dispose of any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, voting stock (other than directors' qualifying shares) of any Principal Insurance or HMO Subsidiary and will not permit any Principal Insurance or HMO Subsidiary to issue (except to the Guarantor) any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, voting stock of any Principal or HMO Insurance Subsidiary, except for sales, assignments, transfers or other dispositions that:

            (a) Are for fair market value on the date thereof, as determined by the Board of directors of the Guarantor (which determination shall be conclusive) and, after giving effect to such disposition and to the possible dilution, the Guarantor will own not less than 80% of the shares of voting stock of such Principal Insurance or HMO Subsidiary then issued and outstanding free and clear of any Lien;

            (b) are made in compliance with an order or a court or regulatory authority of competent jurisdiction, as a condition imposed by any such court authority permitting the acquisition by the Guarantor, directly or indirectly, of any other insurance company or health maintenance organization or entity the activities of which are legally permissible for a holding company of such entities or a subsidiary thereof to engage in, or as an undertaking made to such authority in connection with such an acquisition; or

            (c) are made where such Principal Insurance or HMO Subsidiary (if other than the Company), having obtained any necessary regulatory approvals, unconditionally guarantees payment when due of the principal of and premium, if any, and interest on the Notes.

12.   EVENTS OF DEFAULT.

      An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) failure to pay interest on the Notes for more than five (5) days after the payment is due; or

            (b) failure to pay principal or premium, if any, on any Note when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

            (c)   any breach by the Company of Sections 10.4 or 10.8 hereof; or

            (d)   any breach by the Company or the Guarantor of Sections 11.2,
                  11.3 or 11.4 hereof; or

            (e)   any breach by the Company or the Guarantor of Sections 7 or
                  11.1 hereof, which breach remains unremedied for fifteen (15) days; or

            (f)   any breach by the Guarantor of the Guarantee; or

            (g) failure by the Company or the Guarantor to observe or perform in any material respect any other covenant contained herein for thirty (30) days after a holder gives written notice to the Company or the Guarantor, as applicable, thereof; or

            (h) a default under any bond, debenture, note or other evidence of Indebtedness for Borrowed Money or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for Borrowed Money by the Guarantor, the Company, or any Significant Subsidiary in excess of Five Million United States Dollars (US$5,000,000) (including this Agreement), whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within a period of 30 days after there shall have been given a written notice specifying such default; provided, however, that if such default shall be remedied or cured by the Guarantor, the Company or the Significant Subsidiary or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without any action on the part of any of the holders; or

            (i) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or the Guarantor (or any such other Significant Subsidiary) a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor (or any such other Significant Subsidiary) under any applicable United States federal, Commonwealth, state or provincial bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor (or any such other Significant Subsidiary) or of any substantial part of their property or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

            (j) the institution by the Company or the Guarantor (or any such other Significant Subsidiary) of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable United States federal, Commonwealth, state or provincial bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor (or any such other Significant Subsidiary) or of any substantial part of their property, or the making by the Company or the Guarantor (or any such other Significant Subsidiary) of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by the Company or the Guarantor (or any such other Significant Subsidiary) in furtherance of any such action; or

            (k) any judgment or decree, which is firm and final, for the payment of money in an amount which equals or exceeds 5% of the Company's or the Guarantor's, as applicable, consolidated stockholder's equity, as set forth in the most recent annual or quarterly financial statements of the Company or the Guarantor, as applicable, shall be rendered against the Company or the Guarantor and shall not be fully covered by insurance.

13.   REMEDIES ON DEFAULT, ETC.

      13.1. ACCELERATION.

            (a) If an Event of Default with respect to the Company or the Guarantor described in paragraph (i) or (j) of Section 12 has occurred, all the Notes then outstanding shall automatically become immediately due and payable without any declaration or other act on the part of any holder.

            (b)   If any Event of Default described in any other paragraph of
                  Section 12 has occurred and is continuing, each holder may, at its option, by notice given to the Company as provided for herein, declare all the Notes held by such holder to be immediately due and payable.

            Upon any Notes becoming due and payable under this Section 13.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

      13.2. OTHER REMEDIES.

            If any Default or Event of Default has occurred and is continuing, and irrespective of whether the Notes have become or have been declared immediately due and payable under Section 13.1, each holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in the Notes or the Guarantee, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

      13.3. RESCISSION.

            At any time after the Notes have been declared due and payable pursuant to clause (a) or (b) of Section 13.1, by written notice to the Company, the Majority Holders may rescind and annul any such declaration and its consequences if (i) the Company has paid all overdue interest on the Notes, all principal of (and premium, if any, on) the Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (ii) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (iii) no judgment or decree has been entered for the payment of any monies due pursuant hereto, to the Notes or the Guarantee. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      13.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

            No course of dealing and no delay in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice a holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement, by the Notes or the Guarantee shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. All available remedies are cumulative. Without limiting the obligations of the Company under Section 15, the Company will pay on demand such further amount as shall be sufficient to cover all reasonable out-of-pocket costs and expenses incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

14.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

      14.1. REGISTRATION OF NOTES.

            The Company shall keep at its principal executive office a register for the registration and registration of transfers of the Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. If and as applicable, the Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      14.2. TRANSFER AND EXCHANGE OF NOTES.

            Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than One Million United States Dollars (US$1,000,000), provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than One Million United States Dollars (US$1,000,000). Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1, 6.2, 6.3 and 6.4.

      14.3. REPLACEMENT OF NOTES.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor which is the registered holder, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, the Purchaser or another Institutional Investor with a minimum net worth of at least One Hundred Million United States Dollars

                  (US$100,000,000), such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

            the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.   PAYMENTS ON NOTES.

      15.1. PLACE OF PAYMENT.

            Subject to Section 15.2, payments of principal and interest becoming due and payable on the Notes shall be made in San Juan, Puerto Rico at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either a principal office of the Company in Puerto Rico or a principal office of a bank or trust company in Puerto Rico.

      15.2. HOME OFFICE PAYMENT.

            So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or redemption in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
15.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section
15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 15.2.

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

            The representations and warranties contained in Section 5 shall survive the execution and delivery of this Agreement, the Notes and the Guarantee and the purchase or transfer by you of any Note or portion thereof or interest therein, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Guarantor, as applicable, pursuant to this Agreement shall be deemed representations and warranties of the Company or the Guarantor, as applicable, under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Guarantee embody the entire agreement and understanding among you, the Company and the Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof.

17.   AMENDMENT AND WAIVER.

      17.1. REQUIREMENTS.

            This Agreement, the Notes and the Guarantee may be amended, and the observance of any term hereof or of the Notes or the Guarantee may be waived (either retroactively or prospectively), with (and only with) the written consent of you, the Company and the Guarantor in the case of this Agreement, you and the Company in the case of the Notes, and you and the Guarantor in the case of the Guarantee, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5 or 6 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 13 relating to acceleration or rescission, change the amount or time of any redemption or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 7, 8, 9, 10, 11, 12, 13, 17 or 20.

      17.2. SOLICITATION OF HOLDERS OF NOTES.

            (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with the same information provided to any other holders with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of the Notes or of the Guarantee. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof, of the Notes or the Guarantee, unless such remuneration is concurrently offered (and paid if accepted) or paid, or security is concurrently offered (and granted if accepted) or granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

      17.3. BINDING EFFECT, ETC.

            Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company or the Guarantor, as the case may be, without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note or the Guarantor and the holder of any Note and no delay in exercising any rights hereunder or under any Note or the Guarantee shall operate as a waiver of any rights of any holder of such Note.

      17.4. NOTES HELD BY COMPANY, ETC.

            Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes, or the Guarantee or have directed the taking of any action provided herein, in the Notes or the Guarantee to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, the Guarantor or any of their respective Affiliates shall be deemed not to be outstanding.

      17.5  CONSENT OF MAJORITY HOLDERS.

      Whenever consent of the holders of Notes is required by this Agreement, the Company will request the consent of such holders through written notice to each holder of record. The Company may engage the services of a third party in order to assist the Company to obtain consent of said holders of the Notes.

18.   NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (a) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

            (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

            (c) if to the Company, to the Company at 1441 F.D. Roosevelt Avenue, Sixth Floor, San Juan, Puerto Rico 00920, Attention:
                  President, or at such other address as the Company shall have specified to the holder of each Note in writing, or

            (d) if to the Guarantor, to the Guarantor at 1441 F.D. Roosevelt Ave., Sixth Floor, San Juan, Puerto Rico 00920, Attention:
                  Chief Executive Officer or at such other address as the Guarantor shall have specified to the holder of each Note in writing.

      Notices under this Section 18 will be deemed given only when actually received.

19.   REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.   CONFIDENTIAL INFORMATION.

      For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company, the Guarantor or any of their respective Affiliates in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company, the Guarantor or such Affiliate, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf or (c) otherwise becomes known to you other than through disclosure by or on behalf of the Company, the Guarantor or any of their respective Affiliates or as a result of a breach of a confidentiality agreement (which breach is known to you). You will maintain the confidentiality of such Confidential Information and will not disclose it to other Persons and (except in connection with your holding of Notes and exercise of rights under the Notes or this Agreement) will not use it, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes and provided such recipients are advised of the confidential nature of such information), (ii) your financial advisors and other professional advisors (to the extent such disclosure reasonably relates to your investment in the Notes) who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder (unless known by you to be a competitor of the Company) of any Note, (iv) any Institutional Investor (unless known by you to be a competitor of the Company) to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (v) any Person (unless known by you to be a competitor of the Company) from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) as may be required by any federal, Commonwealth or state regulatory authority having jurisdiction over you, (vii) as may be required by any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. Without limiting the foregoing, on reasonable request by the Company in connection with the delivery to any holder of a Note of Confidential Information required to be delivered to such holder under this Agreement or requested by such holder under this Agreement, such holder will enter into a separate agreement with the Company embodying and confirming the provisions of this Section 20.

21.   MISCELLANEOUS.

      21.1. SUCCESSORS AND ASSIGNS.

            All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      21.2. PAYMENTS DUE ON NON-BUSINESS DAYS.

            Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

      21.3. SEVERABILITY.

            Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      21.4. CONSTRUCTION.

            Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken by such Person or on such Person's behalf. Titles and headings of the sections of this Agreement appear as a matter of convenience only and shall not affect the construction hereof. The words "HEREIN," "HEREOF," "HEREUNDER" and "HERETO" refer to this Agreement as a whole. The term "INCLUDING" means "INCLUDING WITHOUT LIMITATION" whether or not so expressed. All currencies used herein are U.S. dollars.

      21.5. COUNTERPARTS.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      21.6. GOVERNING LAW.

            This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the Commonwealth of Puerto Rico without giving effect to any principles of conflicts of law which might apply the laws of any other jurisdiction.

                                    * * * * *

      If you are in agreement with the foregoing, please so indicate by signing the acceptance on the accompanying counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement among you and the Company and the Guarantor.

                               Very truly yours,

                               TRIPLE-S, INC.

                               By:
                                   ____________________________________________
                                   Name:  Socorro Rivas Rodriguez
                                   Title:  President and Chief Executive Officer

                               TRIPLE - S MANAGEMENT CORPORATION

                               By:
                                   ____________________________________________
                                   Name:  Ramon Ruiz Comas
                                   Title:  President and Chief Executive Officer

The foregoing is hereby agreed to as of the date thereof.

First Puerto Rico Tax-Exempt Target Maturity Fund I,  Inc.

By:
   ____________________________________________
Name:  Jesus F. Mendez
Title: Senior Vice President

First Puerto Rico Tax-Exempt Target Maturity Fund II, Inc.

By:
   ____________________________________________
Name:  Jesus F. Mendez
Title: Senior Vice President

First Puerto Rico Tax-Exempt Target Maturity Fund III, Inc.

By:
    ____________________________________________
Name:  Jesus F. Mendez
Title: Senior Vice President

First Puerto Rico Tax-Exempt Target Maturity Fund IV, Inc.

By:
    _____________________________________________
Name:  Jesus F. Mendez
Title: Senior Vice President

First Puerto Rico Tax-Exempt Target Maturity Fund V, Inc.

By:
    _____________________________________________
Name:  Jesus F. Mendez
Title: Senior Vice President

First Puerto Rico Tax-Exempt Fund, Inc.

By:
    _____________________________________________
Name:  Jesus F. Mendez
Title: Senior Vice President

First Puerto Rico Target Maturity Income Opportunities Fund I, Inc.

By:
    _____________________________________________
Name:  Jesus Mendez
Title: Senior Vice President

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                                                 Principal Amount of
Name and Address of Purchasers                                                  Notes to be Purchased
-----------------------------------------------------------------------         ---------------------
1.) First Puerto Rico Tax-Exempt Target Maturity Fund I,    Inc.                1.) $ 2,700,000

2.) First Puerto Rico Tax-Exempt Target Maturity Fund II, Inc.                  2.) $ 4,250,000

3.) First Puerto Rico Tax-Exempt Target Maturity Fund III, Inc.                 3.) $ 4,125,000

4.) First Puerto Rico Tax-Exempt Target Maturity Fund IV, Inc.                  4.) $ 5,025,000

5.) First Puerto Rico Tax-Exempt Target Maturity Fund V, Inc.                   5.) $ 4,850,000

6.) First Puerto Rico Tax-Exempt Fund, Inc.                                     6.) $ 9,050,000

7.) First Puerto Rico Target Maturity Income Opportunities Fund I, Inc.         7.) $20,000,000

                                  Schedule A-1

                        All payments by wire transfer of
                         immediately available funds to:

Citibank, N.A.

ABA 021000089

For further credit to each Purchaser's DDA acct:

1.) First Puerto Rico Tax-Exempt Target Maturity Fund I, Inc.

DDA acct 36780627

2.) First Puerto Rico Tax-Exempt Target Maturity Fund II, Inc.

DDA acct 36200856

3.) First Puerto Rico Tax-Exempt Target Maturity Fund III, Inc.

DDA acct 36203168

4.) First Puerto Rico Tax-Exempt Target Maturity Fund IV, Inc.

DDA acct 36205649

5.) First Puerto Rico Tax-Exempt Target Maturity Fund V, Inc.

DDA acct 36207648

6.) First Puerto Rico Tax-Exempt Fund, Inc.

DDA acct 36207513

7.) First Puerto Rico Target Maturity Income Opportunities Fund Inc.

DDA acct 36240639

with sufficient information to identify the source and application of such funds.

                                  Schedule A-2

All notices of payments and written confirmations of such wire transfers

Santander Asset Management

Suite 900, 221 Ponce de Leon Ave

Hato Rey,  Puerto Rico 00917-1825

Att: Frank Serra Operations Vice-President

(3)   All other communications:

      Telephone 787-759-5342

      Telefax 787-296-5435

 (4)  Notes are to be delivered to:

      Santander Asset Management Corporation, as investment advisor for the Purchasers

                                  Schedule A-3

                                                                      SCHEDULE B

                                  DEFINED TERMS

            As used herein, the following terms have the respective meanings set forth below or set forth in the section hereof following such term:

            "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company or the Guarantor, as the case may be.

            "ANTI-MONEY LAUNDERING LAWS" means all applicable laws, rules, regulations and other requirements relating to applicable anti-money laundering rules, including the USA Patriot Act of 2001 (the "PATRIOT ACT"), the regulations administered by the U.S. Department of Treasury's Office of Foreign Assets Control thereunder and other applicable U.S. and non-U.S. anti-money laundering laws, statutes, regulations and internal rules in connection therewith.

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in San Juan, Puerto Rico are required or authorized to be closed.

            "CLOSING" is defined in Section 3.

            "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "COMMISSIONER OF INSURANCE" means the Office of the Commissioner of Insurance of the Commonwealth of Puerto Rico.

            "COMMONWEALTH" means the Commonwealth of Puerto Rico.

            "COMPANY" means Triple-S, Inc., a Puerto Rico corporation.

            "CONFIDENTIAL INFORMATION" is defined in Section 20.

            "CONTROL" (and the correlative terms thereof) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            "DEFAULT RATE" means that rate of interest that is the greater of
(i) two percent (2%) per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) two percent (2%) over the rate of interest publicly announced from time to time by

                                  Schedule B-1

Citibank, N.A., in New York City as its "BASE" or "PRIME" rate for U.S. dollar commercial loans.

            "ENVIRONMENTAL LAWS" means any and all federal, state, Commonwealth, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems, or to public or employee health or safety.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

            "EVENT OF DEFAULT" is defined in Section 12.

            "GOVERNMENTAL AUTHORITY" means

            (a)   the government of

                  (i) the United States of America, the Commonwealth of Puerto Rico, any State of the United States, or other political subdivision thereof, or

                  (ii) any jurisdiction in which the Company, TSMC or any of TSMC's Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or TSMC or any of TSMC's Subsidiaries, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government, including, but not limited to the Commissioner of Insurance.

            "GUARANTEE" is defined in Section 1.

            "GUARANTOR" means TSMC.

            "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 14.1.

            "INDEBTEDNESS FOR BORROWED MONEY" means any obligation (whether present or future or secured or unsecured) for the payment or repayment of money borrowed or raised (whether or not for a cash consideration), by whatever means (including deposits and financial leasing or under or pursuant to any letter of credit (once such letter of credit shall have been drawn upon) to secure financial accommodation, promissory note, certificate of deposit or like

                                  Schedule B-2
instrument (whether negotiable or otherwise) or any acceptance credit facility, note purchase facility or bill acceptance or discounting facility or like arrangement entered into) by any Person in order to enable it to finance its operations or capital requirements; it being acknowledged that reimbursement obligations in respect of advance payments made by or on behalf of third party customers in relation to purchase orders to the Company are not "INDEBTEDNESS FOR BORROWED MONEY."

            "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note and (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, trust, corporation, partnership or any other similar financial institution or entity, regardless of legal form that is an "accredited investor" as defined in Rule 501(a) under the Securities Act; provided, however, that any investment company licensed under the laws of the Commonwealth and exempt from registration under the Investment Company Act of 1940 which otherwise meets the criteria of an "accredited investor" under Rule 501(a), shall qualify as an "INSTITUTIONAL INVESTOR".

            "LIEN" means any mortgage, pledge, lien, hypothecation, prior claim, security interest, preference or other charge or encumbrance and any deferred purchase, sale-and-purchase or sale-and-leaseback arrangement and any other security agreement or preferential arrangement of a like or similar effect; for clarification, it is understood that "LIEN" does not include any arrangement whatsoever (whether a deferred purchase, sale-and-purchase, sale-and-leaseback, leasing or other arrangement) the direct or indirect purpose and effect of which is to allow or to assist the purchaser or user of a product marketed by the Company or the Guarantor to finance the acquisition or rental thereof, in whole or in part, with a third party.

            "MAJORITY HOLDERS" means the holders of Notes representing in the aggregate a majority in aggregate outstanding principal amount of the Notes.

            "MATERIAL" means, with respect to any Person, material in relation to the business, operations, affairs, financial condition, assets, or properties of such Person and its Subsidiaries taken as a whole; provided that for purposes of this Agreement, any amount or obligation shall be deemed to be "Material" if it equals or exceeds 10% of the Company's or the Guarantor's, as applicable consolidated stockholder's equity, as set forth in the most recent annual or quarterly financial statements of the Company or the Guarantor, as applicable, to be delivered to the holders of the Notes.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of (i) the Company or (ii) the Guarantor and its Subsidiaries, including the Company, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or the Notes or the Guarantor to perform its obligations under this Agreement or the Guarantee, (c) the validity or enforceability against the Company of this Agreement or the Notes or the validity or enforceability against the Guarantor of this Agreement or the Guarantee, or (d) the rights and remedies of the holders with respect to the Company and the Guarantor under this Agreement, the Notes or the Guarantee.

            "MULTIPLE EMPLOYER PENSION PLAN" means any employee benefit plan within the meaning of section 3(3) of ERISA (other than a Multiemployer Plan), subject to Title IV of

                                  Schedule B-3

ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in section 3 of ERISA) other than an ERISA Affiliate or the Company contribute.

            "MULTIEMPLOYER PLAN" means any Plan that is a "MULTIEMPLOYER PLAN" (as such term is defined in section 4001(a)(3) of ERISA).

            "NOTES" is defined in Section 1.

            "OFFICER'S CERTIFICATE" means, with respect to any Person, a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

            "OPINION OF COUNSEL" means a written opinion of counsel from legal counsel who is acceptable to the Majority Holders. The counsel may be an employee of, or external counsel to, the Guarantor or the Company.

            "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or a government or agency or political subdivision thereof.

            "PLAN" means an "EMPLOYEE BENEFIT PLAN" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

            "PRINCIPAL INSURANCE OR HMO SUBSIDIARY" means any Subsidiary of the Guarantor, including its Subsidiaries, which (1) is principally engaged in the healthcare and medical insurance business as an insurance company or a health maintenance organization or in the casualty insurance business, and (2) meets any of the following conditions: (i) the Guarantor's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 30 percent of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; (ii) the Guarantor's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 30 percent of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (iii) the Guarantor's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 30 percent of such income of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year.

            "PRIRC" means the Puerto Rico Internal Revenue Code of 1994, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                                  Schedule B-4

            "PURCHASERS" means the Persons named as such in Schedule A of this Agreement.

            "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

            "RATINGS EVENT" is defined in Section 8.

            "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other executive officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

            "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of any Person.

            "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Guarantor, including its Subsidiaries, which meets any of the following conditions: (i) the Guarantor's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; (ii) the Guarantor's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (iii) the Guarantor's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year.

            "SUBSIDIARY" means with respect to any Person, any other Person more than fifty percent (50%) of whose stock or other equity interest of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors (or equivalent officials) of such other Person (irrespective of whether or not at the time stock or other equity interests of any class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly through Subsidiaries. Unless the context otherwise clearly requires, any reference to a "SUBSIDIARY" is a reference to a Subsidiary of the Guarantor.

            "TAXABLE EVENT" means an event that causes interest paid on the Notes not to be sourced within the Commonwealth under the Code.

            "TSMC" means Triple-S Management Corporation, a Puerto Rican corporation holding all the issued and outstanding shares of capital stock in the Company.

            "U.S. GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                                  Schedule B-5

            "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of which all of the outstanding voting stock (other than directors' qualifying shares) is at the time, directly or indirectly, owned by the Guarantor, or by one or more wholly-owned Subsidiaries of the Guarantor or by the Guarantor and one or more wholly-owned Subsidiaries of the Guarantor.

                                  Schedule B-6

                                TABLE OF CONTENTS

Section                                                                                                                     Page
1.    AUTHORIZATION OF NOTES...............................................................................................   2

2.    SALE AND PURCHASE OF NOTES...........................................................................................   2

3.    CLOSING..............................................................................................................   2

4.    CONDITIONS TO CLOSING................................................................................................   3
      4.1.          Representations and Warranties.........................................................................   3
      4.2.          Performance; No Default................................................................................   3
      4.3.          Compliance Certificates................................................................................   3
      4.4.          Opinions of Counsel....................................................................................   4
      4.5.          Purchase Permitted by Applicable Law, etc..............................................................   4
      4.6.          Private Placement Number...............................................................................   4
      4.7.          Changes in Corporate Structure.........................................................................   4
      4.8.          No Material Litigation.................................................................................   4
      4.9.          Proceedings and Documents; Good Standing Certificates..................................................   5

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTOR......................................................   5
      5.1.          Organization; Power and Authority......................................................................   5
      5.2.          Authorization, etc.....................................................................................   5
      5.3.          Financial Statements...................................................................................   6
      5.4.          Compliance with Laws, Other Instruments, etc...........................................................   6
      5.5.          Governmental Authorizations, etc.......................................................................   7
      5.6.          Litigation; Observance of Statutes and Orders..........................................................   7
      5.7.          Taxes..................................................................................................   7
      5.8.          Title to Property; Leases..............................................................................   8
      5.9.          Licenses, Permits, etc.................................................................................   8
      5.10.         Compliance with ERISA..................................................................................   8
      5.11.         Private Offering by the Company........................................................................   9
      5.12.         Use of Proceeds; Margin Regulations....................................................................   9
      5.13.         Existing Indebtedness for Borrowed Money...............................................................   9
      5.14.         Foreign Assets Control Regulations, etc................................................................  10
      5.15.         Status under Certain Statutes..........................................................................  10
      5.16.         Disclosure.............................................................................................  10
      5.17.         Changes in Condition...................................................................................  10
      5.18.         Subsidiaries...........................................................................................  10
      5.19.         Business Activity......................................................................................  11
      5.20.         Source of Income.......................................................................................  11
      5.21.         Employee Matters.......................................................................................  11
      5.22.         Books and Records......................................................................................  11

6.    REPRESENTATIONS OF THE PURCHASER.....................................................................................  12
      6.1.          Purchase for Investment; Accredited Investor...........................................................  12
      6.2.          Source of Funds........................................................................................  12
      6.3.          Anti-Money Laundering..................................................................................  14
      6.4.          Transferee.............................................................................................  14

7.    INFORMATION AS TO THE COMPANY AND THE GUARANTOR......................................................................  14
      7.1.          Financial and Business Information.....................................................................  14
      7.2.          Officer's Certificate..................................................................................  16
      7.3.          Inspection.............................................................................................  16

8.    PAYMENT OF INTEREST..................................................................................................  17

9.    REDEMPTION OF THE NOTES PRIOR TO MATURITY............................................................................  17
      9.1.          Optional Redemption....................................................................................  17
      9.2.          Allocation of Partial Redemptions......................................................................  18
      9.3.          Maturity; Surrender, etc...............................................................................  19
      9.4.          Purchase of Notes......................................................................................  19

10.   COMPANY AND GUARANTOR BUSINESS COVENANTS.............................................................................  19
      10.1.         Compliance with Laws; Maintenance of Licenses, etc.....................................................  19
      10.2.         Insurance..............................................................................................  19
      10.3.         Payment of Taxes.......................................................................................  20
      10.4.         Use of Proceeds........................................................................................  20
      10.5.         Corporate Existence, etc...............................................................................  20
      10.6.         Source of Income for Tax Purposes......................................................................  21
      10.7.         Maintenance of Properties..............................................................................  21
      10.8.         Business Activity......................................................................................  21

11.   NEGATIVE COVENANTS...................................................................................................  21
      11.1.         Transactions with Affiliates...........................................................................  22
      11.2.         Consolidation, Merger and Sale of Assets...............................................................  22
      11.3.         Limitation Upon Creation of Liens on Voting Stock of Principal Insurance or HMO Subsidiary.............  22
      11.4.         Limitation Upon Disposition of Voting Stock of Principal Insurance Subsidiary..........................  23

12.   EVENTS OF DEFAULT....................................................................................................  24

13.   REMEDIES ON DEFAULT, ETC.............................................................................................  25
      13.1.         Acceleration...........................................................................................  25
      13.2.         Other Remedies.........................................................................................  26
      13.3.         Rescission.............................................................................................  26
      13.4.         No Waivers or Election of Remedies, Expenses, etc......................................................  26

14.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES........................................................................  27
      14.1.         Registration of Notes..................................................................................  27
      14.2.         Transfer and Exchange of Notes.........................................................................  27
      14.3.         Replacement of Notes...................................................................................  27

15.   PAYMENTS ON NOTES....................................................................................................  28
      15.1.         Place of Payment.......................................................................................  28
      15.2.         Home Office Payment....................................................................................  28

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.........................................................  28

17.   AMENDMENT AND WAIVER.................................................................................................  29
      17.1.         Requirements...........................................................................................  29
      17.2.         Solicitation of Holders of Notes.......................................................................  29
      17.3.         Binding Effect, etc....................................................................................  30
      17.4.         Notes held by Company, etc.............................................................................  30

18.   NOTICES..............................................................................................................  30

19.   REPRODUCTION OF DOCUMENTS............................................................................................  31

20.   CONFIDENTIAL INFORMATION.............................................................................................  31

21.   MISCELLANEOUS........................................................................................................  32
      21.1.         Successors and Assigns.................................................................................  32
      21.2.         Payments Due on Non-Business Days......................................................................  32
      21.3.         Severability...........................................................................................  32
      21.4.         Construction...........................................................................................  33
      21.5.         Counterparts...........................................................................................  33
      21.6.         Governing Law..........................................................................................  33

    SCHEDULE A      --  INFORMATION RELATING TO PURCHASERS

    SCHEDULE B      --  DEFINED TERMS

    SCHEDULE 5.3(a) --  Financial Statements of the Company.

    SCHEDULE 5.3(B) --  Financial Statements fo the Guarantor

    SCHEDULE 5.6    --  Litigation; Observance of Statutes and Orders

    SCHEDULE 5.9    --  Licenses, Permits, etc.

    SCHEDULE 5.13   --  Existing Indebtedness for Borrowed Money

    SCHEDULE 5.18   --  Subsidiaries of the Guarantor

    EXHIBIT 1-A     --  Form of 6.30% Senior Unsecured Note due September 2019

    EXHIBIT 1-B     --  Form of Guarantee

    EXHIBIT 2-A     --  Form of Opinion of Fiddler Gonzalez & Rodriguez, P.S.C.

    EXHIBIT 2-B     --  Form of Opinion of Hector R. Ramos

    EXHIBIT 3       --  Form of Election for No Income Tax Withholding

                                                                 SCHEDULE 5.3(a)

                       Financial Statements of the Company

Audited Financial Statements of Triple-S, Inc. for the years ended December 31, 2003 and 2002.

                                                                 SCHEDULE 5.3(b)

                      Financial Statements of the Guarantor

Please refer to Appendixes A, B and C of the Private Placement Memorandum dated September 30, 2004 for (1) the Guarantor's Non-audited Consolidated Financial Statements for the quarters ended on March 31, 2004 and June 30, 2004, and for
(2) the Guarantor's Audited Consolidated Financial Statements for the years ended December 31, 2003, 2002 and 2001.

                                                                    SCHEDULE 5.6

                                   Litigation

1. Jose Sanchez, et als v. Triple-S Management Corp., et al; Civil No. 2003-1967 (JAF)

2. Carlyle Benavent, Ibrahim Perez v. Comisionado de Seguros de Puerto Rico, Seguros de Servicio de Salud de Puerto Rico, Inc.; KLRA 200200234

3. Kenneth Thomas, et al. v. Blue Cross and Blue Shield Association, et al.; Civil No. 2003-21296-CIV

4. Jeffrey Solomon, et al. v. Blue Cross Blue Shield Association et al.; Civil No. 2003-22935

                                                                    SCHEDULE 5.8

                            Title to Property; Leases

The Guarantor owns the following real estate:

1. The seven story (including the basement floor) building located at 1441 F.D. Roosevelt Avenue, in San Juan, Puerto Rico where the main office of Company and the Guarantor are located, and the adjacent two buildings, one that houses certain offices of the Company and other Subsidiaries of the Guarantor, and the adjacent parking lot.

2. Five floors of a fifteen-story building located at 1510 F.D. Roosevelt Avenue, in Guaynabo, Puerto Rico.

The aforementioned properties are subject to a mortgage in favor of FirstBank Puerto Rico ("FirstBank") as collateral to certain credit agreement by and between the Guarantor and FirstBank dated June 29, 1999 and amended on August 30, 2001.

                                                                    SCHEDULE 5.9

                                    Licenses

                                                                   SCHEDULE 5.13

                    Existing Indebtedness for Borrowed Money

TRIPLE-S MANAGEMENT CORPORATION

                                            AMOUNT (AS
FINANCIAL INSTITUTION      DESCRIPTION     OF 6/30/04)
---------------------      ------------    -----------
1.  First Bank             Secured Loan    $31,550,060
2.  First Bank             Secured Note    $15,000,000

TRIPLE-S, INC.

                                                       AMOUNT (AS
FINANCIAL INSTITUTION          DESCRIPTION             OF 6/30/04)
---------------------      ----------------------      -----------
3. Popular Securities      Reverse Repo Agreement      $16,200,000
4. RG Investments          Reverse Repo Agreement      $10,800,000
5. Banco Santander         Reverse Repo Agreement      $10,000,000

6. Guarantor (TSMC)        Surplus Note                $26,000,000

                                                                   SCHEDULE 5.18

                          Subsidiaries of the Guarantor

1. Triple-S, Inc.

2. Seguros de Vida Triple-S, Inc.

3. Seguros Triple-S, Inc.

4. Triple-C, Inc.

5. Interactive Systems, Inc.

6. Smart Solutions Insurance Agency Corporation

7. Signature Insurance Agency, Inc.

                                                                     EXHIBIT 1-A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS NOT TRANSFERABLE EXCEPT PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND IN ACCORDANCE WITH THE REQUIREMENTS OF THE NOTE PURCHASE AGREEMENT REFERRED TO HEREIN.

                                 TRIPLE-S, INC.

                 6.30% SENIOR UNSECURED NOTE DUE SEPTEMBER 2019

                 Payment of the Principal, Premium, if any, and
                    Interest on this Note is Unconditionally
                  Guaranteed by Triple-S Management Corporation

No. [-]                                                     September [-], 2004]
US[$__________]                                             [                  ]

            FOR VALUE RECEIVED, the undersigned, TRIPLE-S, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, hereby promises to pay to [-], or registered assigns, the principal sum of _________ MILLION UNITED STATES DOLLARS (US[$__________]) on September 15, 2019, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of six and three tenths percent (6.30%) per annum from the date hereof, payable semiannually, on the fifteenth (15th) day of March and the fifteenth
(15th) day of September in each year, commencing on March 15, 2005, until the principal hereof shall have become due and payable, provided that in the event that the rating of the Notes by Standard & Poor's, falls below "BBB-" or the rating of the Notes by A.M. Best Company, Inc. falls below "bbb-" (each a "RATINGS EVENT"), then the interest on the unpaid balance thereof shall become payable at the rate of seven percent (7.00%) per annum from the date of such event; and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement). The Notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by TSMC as guarantor (in such capacity, the "GUARANTOR") pursuant to a guarantee substantially in the form of Exhibit 1-B (the "GUARANTEE") to the Note Purchase Agreement.

            The Company may, at its option, upon notice as provided below, redeem and prepay prior to maturity, all or any part of the Notes on September 15 or March 15 of each year; provided, however, that, except as provided in
Section 9.1 of the Agreement, the Company may not redeem all or any part of the Notes pursuant to such Section 9.1 prior to September 15, 2007. On and after September 15, 2007, the Notes shall be redeemable at a price equal to the percentage of the principal amount of the Notes to be redeemed specified for the periods listed below, together with accrued and unpaid interest, if any, to the date of redemption specified by the Company (the "REDEMPTION DATE").

        Redemption Periods                        Percentage of Principal Amount
-----------------------------------               ------------------------------
September 15, 2007 - March 14, 2008                         102.00%

March 15, 2008 - September 14, 2008                         101.50%

September 15, 2008 - March 14, 2009                         101.00%

March 15, 2009 - September 14, 2009                         100.50%

September 15, 2009 and thereafter                           100.00%

            The Company will give each holder of Notes written notice of any redemption under such Section 9.1 not less than sixty (60) days and not more than ninety (90) days prior to any Redemption Date.

            The Company shall also have the right to redeem the Notes, at its option, in whole but not in part, at any time, within 90 days following the occurrence of a Ratings Event or, at any time, after the occurrence of a Taxable Event as provided in Section 10.6(b) of the Agreement, subject to the notice provisions set forth in the Agreement. In the case of redemption pursuant to a Ratings Event, the Company may redeem without payment of a premium. In the case of a redemption pursuant to a Taxable Event, the Company may redeem, at any time, subject to the payment of a premium pursuant to the first paragraph of such Section 9.1; provided however that if the Notes are redeemed before September 15, 2007, said redemption pursuant to a Taxable Event, is subject to the payment of a premium equal to the payment of a redemption price of 102% of the principal amount of the Notes so redeemed.

            Payments of principal of and interest on with respect to this Note are to be made in lawful money of the United States of America at San Juan, Puerto Rico or at such other place in Puerto Rico as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to herein.

            This Note was issued as a Senior Unsecured Note (herein called the "NOTE" or the "NOTES") pursuant to a Note Purchase Agreement dated September 30, 2004 (the "NOTE PURCHASE AGREEMENT"), between the Company, the Guarantor and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6 of the Note Purchase Agreement.

            This Note is registered in a register kept at the principal executive office of the Company and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

            If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

            This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the Commonwealth of Puerto Rico without regard to any principles of conflicts of law which might apply the laws of any other jurisdiction.

                               TRIPLE-S, INC.

                               By: _____________________________________________
                                   Name: Socorro Rivas Rodriguez
                                   Title: President and Chief Executive Officer

                                                                     EXHIBIT 1-B

                               CORPORATE GUARANTY

                                       OF

                         TRIPLE-S MANAGEMENT CORPORATION

            Triple-S Management Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico (the "Guarantor"), hereby unconditionally guarantees to the Holder of the 6.30% Senior Unsecured Note due September 2019 (the "Note") Note upon which this Guaranty is endorsed the due and punctual payment of (1) the principal of, and premium, if any, and interest on required with respect to said Note, when and as the same shall become due and payable, whether on the stated maturity date, by acceleration, redemption or repayment or otherwise, according to the terms thereof and of the Note Purchase Agreement referred to therein and (2) the payment of all other amounts by the Company and the performance of all other obligations of the Company under the Note Purchase Agreement. In case of the failure of Triple-S, Inc. (the "Company") punctually to pay any such principal, premium, or interest on the Note or such other amounts, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the stated maturity date, by acceleration, redemption or repayment or otherwise, and as if such payment were made by the Company.

            The Guarantor hereby agrees that its obligations hereunder shall rank pari passu with all other senior unsecured obligations of the Guarantor whether now existing or hereafter incurred, and that such obligations shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of said Note or said Note Purchase Agreement, any failure to enforce the provisions of said Note or said Note Purchase Agreement, or any waiver, modification, consent, extension of time to pay or other indulgence granted to the Company with respect thereto, by the Holder of said Note, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guaranty will not be discharged except by payment in full of the principal of, and premium, if any, and interest on required with respect to, said Note and the complete payment of all amounts payable by the Company and the performance by the Company of all other obligations contained in said Note and said Note Purchase Agreement.

            The Guarantor shall be subrogated to all rights of the Holder of said Note against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guaranty; provided, however, that the Guarantor hereby irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder and shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, and premium, if any, and interest with respect to, all Notes issued under said Note Purchase Agreement, and all other amounts due thereunder by the Company, shall have been paid in full and its other obligations under said Note Purchase Agreement completed.

            The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guaranty and to constitute the valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

            The Guarantor hereby represents and warrants to the Holder of the Note (which representations and warranties shall survive the delivery of this Guaranty) that:

            (a) Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico, (ii) has full power and authority to own its properties and assets and to carry on its business as now being conducted and as presently contemplated, and
                  (iii) has full power and authority to execute, deliver and perform its obligations under this Guaranty to which it is a party or signatory;

            (b) The execution, delivery and performance by the Guarantor of its obligations under this Guaranty will not (i) violate or conflict with (x) any provision of law, order, judgment or decree of any court or other agency or government, (y) any provision of its corporate documents, or (z) any indenture, agreement or other instrument to which the Guarantor is a party or is bound; (ii) result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual provision to which it is bound; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Guarantor pursuant to any indenture, agreement or instrument.

            (c) The Guarantor is not required to obtain any consent, approval or authorization from or to file any declaration or statement with, any governmental instrumentality or other agency, or any other person or entity, in connection with or as a condition to the execution, delivery or performance of this Guaranty other than such as have already been obtained and are in full force and effect.

            (d) There are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency, including any arbitration board or tribunal, now pending, or to the knowledge of the Guarantor, threatened (i) which is likely to affect the validity or enforceability of this Guaranty or the Guarantor's ability to perform its obligations hereunder, or (ii) against or affecting the Guarantor which, if adversely determined, individually or in the aggregate, would have a materially adverse effect on the condition (financial or otherwise), business, results of operations, prospects or properties of the Guarantor.

            (e) The Guarantor is currently solvent and the Guarantor's obligations hereunder will not render the Guarantor insolvent; the Guarantor is not contemplating either a filing of a petition under any state or federal bankruptcy law, or, the liquidating of all or a major portion of its property; and the Guarantor has no knowledge of any person contemplating the filing of such petition against it.

            In the event that acceleration of the time for payment of any amount payable by the Company under the Note Purchase Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration or required to be paid upon an early termination pursuant to the terms of the Note Purchase Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Holder of the Notes.

            This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any obligation guaranteed hereunder is rescinded or must otherwise be returned by any Holder of a Note upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made.

            This Guaranty shall continue in full force and effect and be binding upon the Guarantor and the successors and permitted assigns of the Guarantor; provided, however, that the Guarantor may not assign or otherwise transfer this Guaranty or any obligations hereunder without the prior written consent of the Holder of Notes and any such assignment or transfer without such consent shall be void.

            The Guarantor further agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder of the Notes in any effort to collect or enforce any provision of this Guaranty.

            All payments and deliveries hereunder shall be made by the Guarantor without set-off or counterclaim. The Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty. Without prejudice to the survival of any other agreement contained herein, the Guarantor's agreements and obligations contained in this paragraph shall survive the payment in full of the obligations and any termination of this Guaranty.

                THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PUERTO RICO.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its duly authorized officer under its corporate seal.

                                   TRIPLE-S MANAGEMENT CORPORATION

                                   By: /s/
                                       -----------------------------------------
                                   Name: Ramon Ruiz Comas
                                   Title: President and Chief Executive Officer

Dated: September 30, 2004

                                                                     EXHIBIT 2-A

             Form of Opinion of Fiddler Gonzalez & Rodriguez, P.S.C.

1. Each of the Company, the Guarantor, and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and the Notes.

3. The Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and the Guarantee.

4. Each of the Company and the Guarantor, and each of the other Subsidiaries of the Guarantor, has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

5. The Agreement and the Notes will be duly authorized on the Closing Date by all necessary corporate action on the part of the Company, and the Agreement constitutes, and upon execution and delivery thereof by the Company, each Note, when issued, will constitute, a legal, valid and binding obligation of the Company (assuming with respect to the Agreement and any Notes issued to the Purchaser, the due authorization, execution and delivery of the Agreement to the Purchaser), enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and (ii) the application of equitable principles and the availability of equitable remedies (collectively, the "ENFORCEABILITY EXCEPTIONS").

6. The Agreement and the Guarantee will be duly authorized on the Closing Date by all necessary corporate action on the part of the Guarantor, and the Agreement constitutes, and upon execution and delivery thereof by the Guarantor, the Guarantee will constitute, a legal, valid and binding obligation of the Guarantor (assuming with respect to the Agreement and any Notes issued to the Purchaser, the due authorization, execution and delivery of the Agreement to the Purchaser),enforceable against the Guarantor in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

7. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the due execution, delivery or performance by the Company of the Agreement and the Notes or by the Guarantor of the Agreement and the Guarantee.

8. Neither the Company nor the Guarantor is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or in violation of any applicable law, ordinance, rule, order or regulation of any Governmental Authority, which default or violation, individually or in the aggregate, has had, or would reasonably be expected to have a Material Adverse Effect.

9. None of the sale of the Notes by the Company hereunder, its use of the proceeds thereof or the execution and delivery of the Guarantee by the Guarantor will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

10. Neither the Company nor the Guarantor is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

11. Neither the Agreement nor any agreement, document, certificate or statement furnished to the Purchaser by the Company or the Guarantor in connection with the offer and sale of the Notes contains any untrue statement of material fact or, taken together with all other information furnished to the Purchaser by the Company or the Guarantor, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

12. It is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser in the manner contemplated in the Agreement to register the Securities under the Securities Act of 1933 or the Puerto Rico Uniform Securities Act.

13. Based upon the provisions of the United States Internal Revenue Code of 1986 (the "Code"), as amended, now in force, and assuming that the Company complies with the source of income covenants contained in the note purchase agreement, then interest to be paid on the Notes will, for purposes of the Code, constitute income from sources within the Commonwealth of Puerto Rico.

                                                                     EXHIBIT 2-B

                       Form of Opinion of Hector R. Ramos

1. Each of the Company and the Guarantor, and each of the other Subsidiaries of the Guarantor, has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

2. The Agreement and the Notes will be duly authorized on the Closing Date by all necessary corporate action on the part of the Company, and the Agreement constitutes, and upon execution and delivery thereof by the Company, each Note, when issued, will constitute, a legal, valid and binding obligation of the Company (assuming with respect to the Agreement and any Notes issued to the Purchaser, the due authorization, execution and delivery of this Agreement to the Purchaser), enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and (ii) the application of equitable principles and the availability of equitable remedies (collectively, the "Enforceability Exceptions").

3. The Agreement and the Guarantee will be duly authorized on the Closing Date by all necessary corporate action on the part of the Guarantor, and the Agreement constitutes, and upon execution and delivery thereof by the Guarantor, the Guarantee will constitute, a legal, valid and binding obligation of the Guarantor (assuming with respect to the Agreement and any Notes issued to the Purchaser, the due authorization, execution and delivery of this Agreement by the Purchaser), enforceable against the Guarantor in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

4. The execution, delivery and performance by the Company of the Agreement and the Notes and by the Guarantor of the Agreement and the Guarantee, do not and will not (i) in all material respects, contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or the Guarantor, as applicable, under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or the Guarantor, as applicable, is bound or by which the Company or the Guarantor, as applicable, or their respective properties may be bound or affected, (ii) contravene, result in any breach of, or constitute a default under an agreement with any Governmental Authority, (iii) conflict with or result in a breach or violation of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or the Company, or (iv) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or the Company.

5. Except as disclosed in Schedule 5.6, there are no actions, suits or proceedings pending or, to the knowledge of the Company or the Guarantor, threatened against or affecting the Company or the Guarantor or any property of the Company or the Guarantor in any court or before any arbitrator or administrative agency of any kind or before or by any Governmental Authority that, if determined adversely to the Guarantor or the Company, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and no order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or the Guarantor, has been issued against the Company or the Guarantor which has a Material Adverse Effect.

6. Each of the Company and the Guarantor has good and marketable title to its Material properties owned by them and reflected in the Financial Statements, as to each such property free and clear of Liens, except for those defects in title and Liens that, individually or in the aggregate, do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Guarantor and the Company.

7. All leases of the Company and the Guarantor for real property or buildings Material in the operation of their corresponding business activities are valid and subsisting and are in full force and effect in all material respects.

8. Neither the Agreement nor any agreement, document, certificate or statement furnished to the Purchaser by the Company or the Guarantor in connection with the offer and sale of the Notes contains any untrue statement of material fact or, taken together with all other information furnished to you by the Company or the Guarantor, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

9. Since June 30, 2004, there has been no change in the capital stock or long-term debt of the Guarantor, nor any labor dispute or court or governmental action, order or decree, or, to the knowledge of the Company or of the Guarantor, no development or event, which has had, or could reasonably be expected to have, a Material Adverse Effect.

10. All of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued, and are fully paid and non-assessable.

11. All of the issued shares of capital stock of the Company and each other Subsidiary of the Guarantor have been duly and validly authorized and issued, and are fully paid and non-assessable, and (except for directors' qualifying shares or as set forth in Schedule 5.18) are owned directly or indirectly by the Guarantor.

12. The capital stock and securities owned by the Guarantor in each of its Subsidiaries are owned free and clear of any Lien or restriction on the transfer thereon other than restrictions imposed by such Subsidiaries' respective certificates of incorporations or bylaws to the transfer of their respective capital stock or securities, applicable securities or insurance laws and restrictions and Liens outstanding on the date hereof and listed in said Schedule 5.18.

                                                                       EXHIBIT 3

                     ELECTION FOR NO INCOME TAX WITHHOLDING

      The undersigned hereby requests that no Puerto Rico income tax withholding be made on his/her/its interest payments on the Notes. The undersigned certifies that he/she/it is either:

      -- Individual resident of Puerto Rico or Puerto Rico corporation electing out of the income tax withholding;

      -- United States citizen not resident of Puerto Rico not subject to Puerto Rico income taxation;

      -- Individual not citizen of the United States and not resident of Puerto Rico not subject to Puerto Rico income taxation;

      -- Corporation or partnership organized outside Puerto Rico not engaged in trade or business in Puerto Rico not subject to Puerto Rico income taxation;

      --    A tax exempt entity not subject to Puerto Rico income taxation:
            ___________________ (specify); or

      --    Other:____________________ (specify)
                                        Very truly yours,

                                        By:_____________________________________
                                           Name:
                                           Title:*
                                           Company: *

------------
* Applicable only to legal entities.